Exhibit 10.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THE NOTE NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED: (I) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE NOTE OR ANY SUCH INTEREST OR PARTICIPATION UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS; OR (II) IN THE ABSENCE OF AN OPINION OF COUNSEL, IN A FORM ACCEPTABLE TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT OR; (III) UNLESS SOLD, TRANSFERRED OR ASSIGNED PURSUANT TO RULE 144 UNDER THE 1933 ACT.

PROMISSORY NOTE

June 2, 2017                                                             $450,000.00

FOR VALUE RECEIVED, Microphase Corporation, a corporation incorporated under the laws of the State of Delaware and located at 100 Trap Falls Road Extension, Suite 400, Shelton, CT 06484 (the “Company”), hereby promises to pay to the order of Lucosky Brookman LLP, a limited liability partnership organized and existing under the laws of the State of New Jersey and located at 101 Wood Avenue South, 5th Floor, Woodbridge, New Jersey 08830, or its successors or assigns (the “Holder”), the principal amount of Four Hundred Fifty Thousand and 00/100 United States Dollars (US$450,000.00) on or before November 25, 2017 (the “Maturity Date”), and to pay interest on the unpaid principal balance hereof at the rate of eight percent (8%) per annum commencing on the date hereof (the “Issuance Date”), in accordance with the terms hereof.

This Promissory Note (as may be amended or supplemented from time to time, the “Note”) is being issued by the Company to memorialize legal fees owed to the Holder as of the date hereof for legal services rendered by the Holder to the Company.

1.             Payments of Principal and Interest.

(a)     Payment of Principal. The principal amount of this Note shall be paid to the Holder on the Maturity Date.

(b)     Payment of Interest. Interest on the unpaid principal balance of this Note shall accrue at a rate of eight percent (8%) per annum commencing on the Issuance Date. Interest shall be computed on the basis of a 360-day year and paid for the actual number of days elapsed. Interest shall be paid in full on the Maturity Date.

(c)     Payment of Default Interest. Any amount of principal or interest on this Note which is not paid when due shall bear interest until such past due amount is paid at the rate that is the highest permissible non-usurious interest rate (the “Default Rate”).

(d)     General Payment Provisions. All payments of principal and interest on this Note shall be made in lawful money of the United States of America by certified bank check or wire transfer to such account as the Holder may designate by written notice to the Company in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding Business Day. For purposes of this Note, “Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the State of New York are authorized or required by law or executive order to remain closed.

(e)     Optional Prepayment. At any time, upon receiving the written consent of the Holder, the Company may pre-pay this Note without penalty and, upon such prepayment in full, the Holder shall have no further rights under this Note.

2.             Defaults and Remedies.

(a)     Events of Default. An “Event of Default” means: (i) a default for three (3) months (the “Cure Period”) in payment of principal or interest on this Note; (ii) the failure by the shareholders of Digital Power Corporation (“DPC”) to approve the conversion of DPC’s Series E Preferred Stock into DPC’s Common Stock on or before August 1, 2017; (iii) failure by the Company to comply with any material provision of this Note, as set forth in such notice, and such breach remain uncured after the lapse of the Cure Period; (iii) the Company, pursuant to or within the meaning of any Bankruptcy Law (as defined herein): (A) commences a voluntary case; (B) consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a Custodian (as defined herein) of it or for all or substantially all of its property; or (D) makes a general assignment for the benefit of its creditors, or (iv) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company in an involuntary case; (B) appoints a Custodian of the Company for all or substantially all of its property; or (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for ninety (90) days. “Bankruptcy Law” means Title 11, U.S. Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

(b)     Remedies. If an Event of Default occurs and is continuing, the Holder, may declare all of this Note, including any interest and other amounts due, to be due and payable immediately. The Holder, shall have all rights available to it at law or in equity. Upon the occurrence of an Event of Default, the interest on this Note shall immediately accrue at the Default Rate. The Holder, may assess reasonable attorneys’ fees, paralegals’ fees and costs and expenses incurred or anticipated by the Holder in collecting or enforcing payment hereof (whether such fees, costs or expenses are incurred in negotiations, all trial and appellate levels, administrative proceedings, bankruptcy proceedings or otherwise), and together with all other sums due by the Company hereunder, all without any relief whatsoever from any valuation or appraisement laws, and payment thereof may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to the Holder at law, in equity, or under this Note. In connection with the Holder’s rights hereunder upon an Event of Default, the Holder need not provide, and the Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and the Lender, may immediately enforce any and all of its rights and remedies hereunder and all other remedies available to it in equity or under applicable law.

3.             Voting Rights. The Holder shall have no voting rights, except as required by applicable law, including, but not limited to, the General Corporation Law of the State of Delaware, and as expressly provided in this Note.

4.             Short Sales. Holder represents and agrees, as applicable, (i) Holder has not prior to the date hereof, entered into or effected any Short Sales and (ii) so long as the Note remains outstanding, Holder will not enter into or effect any Short Sales. For purposes hereof, “Short Sales” shall mean entering into any short sale or other hedging transaction which establishes a net short position with respect to the Company.

5.             Lost or Stolen Note. Upon notice to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in a form reasonably acceptable to the Company and, in the case of mutilation, upon surrender and cancellation of the Note, the Company shall execute and deliver a new Note of like tenor and date and in substantially the same form as this Note; provided, however, the Company shall not be obligated to re-issue a Note if the Holder contemporaneously requests the Company to convert such remaining principal amount and interest into Common Stock.

6.             Cancellation. After all principal and accrued interest at any time owed on this Note has been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be re-issued.

7.             Waiver of Notice. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

8.             Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the laws of the State of New Jersey, without giving effect to provisions thereof regarding conflict of laws. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in Middlesex County in the State of New Jersey for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by sending by certified mail or overnight courier a copy thereof to such party at the address indicated in the preamble hereto and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVE ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

9.             Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity

10.           Advice of Counsel. In connection with the preparation of this Note, each of the Company, its stockholders, officers, agents, and representatives acknowledges and agrees that the attorney that prepared this Note acted as legal counsel to the Holder only. Each of the Company, its stockholders, officers, agents, and representatives hereby acknowledges that (i) such party has been, and hereby is, advised to seek legal counsel and to review this Note with legal counsel of such party’s choice, and (ii) such party has sought such legal counsel, which such legal counsel has reviewed the Note, or hereby waives the right to do so. LUCOSKY BROOKMAN LLP DID NOT PROVIDE LEGAL ADVICE TO THE COMPANY IN CONNECTION WITH THIS NOTE.

11.           Usury Savings Clause. Notwithstanding any provision in this Note, the total liability for payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions, or other sums which may at any time be deemed to be interest, shall not exceed the limit imposed by the usury laws of the jurisdiction governing this Note or any other applicable law. In the event the total liability of payments of interest and payments in the nature of interest, including, without limitation, all charges, fees, exactions or other sums which may at any time be deemed to be interest, shall, for any reason whatsoever, result in an effective rate of interest, which for any month or other interest payment period exceeds the limit imposed by the usury laws of the jurisdiction governing this Note, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice by, between, or to any party hereto, be applied to the reduction of the outstanding principal balance of this Note immediately upon receipt of such sums by the Holder hereof, with the same force and effect as though the Company had specifically designated such excess sums to be so applied to the reduction of such outstanding principal balance and the Holder hereof had agreed to accept such sums as a penalty-free payment of principal; provided, however, that the Holder of this Note may, at any time and from time to time, elect, by notice in writing to the Company, to waive, reduce, or limit the collection of any sums in excess of those lawfully collectible as interest rather than accept such sums as a prepayment of the outstanding principal balance. It is the intention of the parties that the Company does not intend or expect to pay nor does the Holder intend or expect to charge or collect any interest under this Note greater than the highest non-usurious rate of interest which may be charged under applicable law.

12.           Specific Shall Not Limit General; Construction. No specific provision contained in this Note shall limit or modify any more general provision contained herein. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof.

13.           Failure or Indulgence Not Waiver. No failure or delay on the part of this Note in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

14.           Notice. Notice shall be given to each party at the address indicated in the preamble hereto or at such other address as provided to the other party in writing.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Note to be executed on and as of the Issuance Date.

MICROPHASE CORPORATION By: /s/ Necdet Ergul Name: Necdet Ergul Title: Chief Executive Officer

Date: June 2, 2017

Principal Amount: US$450,000

[signature page to Promissory Note]